SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549




                               Form 8-K

                            Current Report

                    Pursuant to Section 13 or 15(d)
                                 of the
                    Securities Exchange Act of 1934

                    Date of Report:  July 11, 1994






                       PRO-FAC COOPERATIVE, INC.
        (Exact Name of Registrant as Specified in its Charter)


                               New York
                       (State of Incorporation)

      2-6672                                 16-6036816
(Commission File No.)              (IRS Employer Identification No.)


              90 Linden Place, Rochester, New York 14625
               (Address of Principal Executive Offices)

                            (716) 383-1850
                    (Registrant's Telephone Number)

Item 5 - Other Events

On July 11, 1994, the Registrant received notice from Curtice-Burns Foods, Inc., a New York corporation ("Curtice Burns"), that Curtice Burns was seeking arbitration of certain issues under the Integrated Agreement dated June 27, 1992, between the Registrant and Curtice Burns.

Curtice Burns has previously announced that it is pursuing a proposal from Dean Foods Company to acquire the common stock of Curtice Burns. In its notice seeking arbitration, Curtice Burns indicated that it will not be able to complete the transaction with Dean Foods unless it resolves its issues with Pro-Fac.

Pro-Fac has been engaged in discussions with representatives of Curtice Burns and Agway Inc. (a principal shareholder of Curtice Burns) regarding , among other things, the dollar amount that would be due Pro-Fac in the event the Integrated Agreement is terminated. To date, the parties have been unable to reach agreement on the amount that would be due Pro-Fac on such a termination.

Item 7 - Financial Statements, Pro Forma Financial Information and
         Exhibits

The registrant's press release dated July 11, 1994, is filed as an exhibit hereto and incorporated herein by reference.

                               SIGNATURE



Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PRO-FAC COOPERATIVE, INC.
                                               (Registrant)



Date:                               BY:
                                                 Roy A. Myers
                                                General Manager

                             EXHIBIT INDEX


Press release dated July 11, 1994 . . . . . . . . . . . . . . . . . 5

FOR IMMEDIATE RELEASE

      Pro-Fac Receives Curtice-Burns' Notice Seeking Arbitration

ROCHESTER, NY, July 11, 1994 -- Pro-Fac Cooperative, Inc. announced today that it received a notice by Curtice-Burns Foods, Inc. seeking arbitration. Curtice-Burns indicated in the notice that it will not be able to complete its transaction with Dean Foods unless it resolves its issues with Pro-Fac under the agreement between them. Under their agreement, which has been in effect since 1961, Pro-Fac and Curtice-Burns split equally the profits and losses of Curtice-Burns, including those from the sale of businesses.
     Roy A. Myers, general manager of Pro-Fac, said today, "Pro-Fac has always shared both its profits and losses with Curtice-Burns. Curtice-Burns cannot sell the business in a manner that tries to avoid this profit split. The gains Curtice-Burns apparently seeks for itself are the result of over 30 years of investment by Pro-Fac."
     Dean Foods has made an offer for Curtice-Burns of up to $20 per share. If Dean Foods were to pay the top end of its offered range, profit splitting would entitle Pro-Fac to at least $50 million.
     Curtice-Burns also seeks arbitration with Pro-Fac due to a $30 million dispute arising from Curtice-Burns' unilateral write-down of the book value of certain assets.
     Pro-Fac is an agricultural marketing cooperative with more than 700 members throughout New York, Pennsylvania, Georgia, the Midwest and Northwest. Pro-Fac and Curtice-Burns have cooperated for more than 30 years in the growing, supplying, processing and distribution of a wide variety of fruits and vegetables under a joint venture in which Pro-Fac and Curtice-Burns share equally in profits and losses. Pro-Fac's members have invested more than $100 million in the joint venture and provide substantially all of its debt financing.